Exhibit 99.4

ASSIGNMENT OF RIGHTS TO SHARE ISSUANCE

This Assignment of Rights to Share Issuance (“Assignment”) is by and between Zhituo Software Co., Limited, a company incorporated under the laws of Hong Kong (the “Company”), and the individual identified on the signature page of this Assignment as an assignee (“Assignee”).

WHEREAS, the Company entered into an Asset Purchase Agreement with Bio Essence Corp. (“Bio Essence”) whereby the Company sold all rights, title, and interest in software known as MediFlow AI f/k/a AcuVital, and other assets related to the development and utilization of the same (the “Assets”);

WHEREAS, in exchange for the acquisition of the Assets, Bio Essence agreed to a purchase price of Three Million Five Hundred Thousand Dollars ($3,500,000) (hereafter the “Purchase Price”), paid by the issuance of restricted common stock in Bio Essence to the Company, based on a fair market valuation as determined by Bio Essence’s Board of Directors;

WHEREAS, on May 7, 2026, the Bio Essence Board of Directors determined that the seven million (7,000,000) shares of common stock (“Shares”) would be issued to the Company to pay, in full, the Purchase Price;

WHEREAS, the Company now wishes to assign its rights to receive part or all of the Restricted Shares to the Assignee in the amounts identified herein; and

WHEREAS, Bio Essence does not oppose the issuance of shares directly to the Assignee.

NOW THEREFORE, for good and valuable consideration, the Company and Assignee agree as follows:

1. Assignment. Subject to the terms and conditions of this Agreement, Company hereby irrevocably assigns, transfers, conveys, and sets over to Assignee, and Assignee hereby accepts from Company, the Assigned Rights in the allocation and amounts specified for such Assignee in this Agreement. Effective as of the effective date specified in this Agreement (the “Effective Date”), (a) each Assignee shall be the sole legal and equitable owner of such Assignee’s Assigned Rights, (b) Company shall have no further rights in or to such Assigned Rights so assigned, and (c) Company shall not, and shall cause its representatives not to, take any action inconsistent with such assignment.

2. Nature of Transfer. The parties acknowledge that issuance and transfer of Shares may be subject to Bio Essence’s organizational documents, securities law restrictions, legends, investor eligibility requirements, consents, approvals, or administrative procedures. Company shall reasonably cooperate, at Assignee’s written request, to effectuate the issuance of Shares to Assignee in accordance with the provisions of this Assignment, including executing and delivering customary notices, instructions, and confirmations reasonably required by Bio Essence; provided that Company shall not be required to make any representation to Bio Essence that is untrue or to take any action that would violate applicable law or a binding order. Assignee shall timely provide information and execute documents reasonably requested to facilitate issuance of Shares to such Assignee.

3. Further Assurances. Company shall execute and deliver, and shall cause to be executed and delivered, such further instruments and take such further actions as an Assignee may reasonably request to evidence, perfect, confirm, or effectuate the Assignment of such Assignee’s Assigned Rights, including providing written direction to Bio Essence to issue Shares to the applicable Assignee to the extent consistent with Bio Essence’s procedures and applicable law.

4. No Conflict in Transfer. Company represents and covenants that, as of the Effective Date and thereafter, Company shall not sell, assign, transfer, pledge, encumber, or otherwise dispose of any interest in the Assigned Rights assigned to an Assignee, and shall not take or omit to take any action that would reasonably be expected to impair, defeat, or materially delay and Assignee’s receipt of Shares pursuant to such rights.

5. Binding Effect. This Agreement is binding upon and inures to the benefit of Company and Assignee and their respective successors and permitted assigns. Except as expressly provided in this Agreement, no party may assign this Agreement or any rights hereunder, whether by operation of law or otherwise, without the prior written consent of the other parties; provided that any attempted assignment in violation of this Section shall be null and void and of no force or effect. Notwithstanding the foregoing, an Assignee may assign such Assignee’s rights under this Agreement only to the extent and in the manner expressly permitted by this Agreement and applicable law.

6. Consent of Assignment. By executing the document where executed, Bio Essence approves of and consents to the assignment, and shall be required to issue the identified Shares to the Assignee within sixty (60) days of the Effective Date.

[Signature Page to Follow]

SIGNATURE PAGE TO

ASSIGNMENT OF RIGHTS TO SHARE ISSUANCE

AGREED:

COMPANY

Zhituo Software Co., Limited

/s/ Dangwei Zhu
By:	Dangwei Zhu
Its:	CEO

EFFECTIVE DATE:	05/09/2026

SHARES ASSIGNED:	1,750,000

ASSIGNEE

Jiahui Zhang
Name of Assignee

1-902 Building 17, Xinju, Zhuhai, China
Address of Assignee

/s/ Jiahui Zhang
Signature of Assignee

THE UNDERSIGN CONSENTS TO THE ASSIGNMENT CONTEMPLATED HEREIN.

Bio Essence Corp.

/s/ Yin Yan
By:	Yin Yan
Its:	CEO